Exhibit 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March 2010	March 2009	December 2009
Interest & Loan Fees Income	$84,096	$94,705	$88,181
Tax equivalent adjustment	1,557	2,964	2,632

Interest & Fees Income (FTE)	85,653	97,669	90,813
Interest Expense	23,617	33,788	27,159

Net Interest Income (FTE)	62,036	63,881	63,654

Credit Loss Provision	6,868	8,028	6,719

Non-Interest Income:
Fees from trust & brokerage services	3,272	3,594	2,823
Fees from deposit services	9,224	9,303	10,165
Bankcard fees and merchant discounts	1,042	923	1,070
Other charges, commissions, and fees	358	451	459
Income (loss) from bank owned life insurance	1,028	(102)	1,127
Mortgage banking income	112	137	132
Other non-interest revenue	915	1,015	1,032
Net other-than-temporary impairment losses	(1,486)	(95)	(2,828)
Net gains on sales/calls of investment securities	1,108	164	227

Total Non-Interest Income	15,573	15,390	14,207

Non-Interest Expense:
Employee compensation	14,901	14,947	14,468
Employee benefits	4,494	4,889	4,751
Net occupancy	4,671	4,552	4,188
Other expenses	15,140	14,902	15,846
Amortization of intangibles	534	704	577
OREO expense	1,620	1,237	1,805
FDIC expense	2,391	583	2,306

Total Non-Interest Expense	43,751	41,814	43,941

Income Before Income Taxes (FTE)	26,990	29,429	27,201

Tax equivalent adjustment	1,557	2,964	2,632

Income Before Income Taxes	25,433	26,465	24,569

Income taxes	8,011	(3,168)	7,125

Net Income	$17,422	$29,633	$17,444

MEMO: Effective Tax Rate	31.50%	(11.97)%	29.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31 2010 Q-T-D Average	March 31 2009 Q-T-D Average	March 31 2010	December 31 2009
Cash & Cash Equivalents	$436,514	$181,028	$456,361	$449,767

Securities Available for Sale	790,026	1,085,853	762,811	811,777
Securities Held to Maturity	74,160	108,071	71,403	77,421
Other Investment Securities	79,161	78,358	79,787	77,722

Total Securities	943,347	1,272,282	914,001	966,920

Total Cash and Securities	1,379,861	1,453,310	1,370,362	1,416,687

Loans Held for Sale	3,872	1,761	1,953	5,284

Commercial Loans	3,751,314	3,889,432	3,724,353	3,801,254
Mortgage Loans	1,592,216	1,746,564	1,572,405	1,606,560
Consumer Loans	321,136	354,143	308,784	332,964

Gross Loans	5,664,666	5,990,139	5,605,542	5,740,778

Unearned Income	(3,897)	(6,110)	(3,779)	(3,969)

Loans, Net of Unearned Income	5,660,769	5,984,029	5,601,763	5,736,809

Allowance for Loan Losses	(67,900)	(61,312)	(68,143)	(67,853)

Goodwill	312,069	312,262	312,054	312,069
Other Intangibles	4,586	7,066	4,290	4,823

Total Intangibles	316,655	319,328	316,344	316,892

Real Estate Owned	40,167	23,160	41,179	40,058
Other Assets	341,998	284,567	351,785	357,224

Total Assets	$7,675,422	$8,004,843	$7,615,243	$7,805,101

MEMO: Earning Assets	$6,852,056	$7,230,125	$6,786,218	$6,956,322

Interest-bearing Deposits	$4,791,431	$4,721,829	$4,739,212	$4,862,943
Noninterest-bearing Deposits	1,078,209	935,026	1,052,691	1,108,157

Total Deposits	5,869,640	5,656,855	5,791,903	5,971,100

Short-term Borrowings	257,585	638,807	276,220	222,944
Long-term Borrowings	717,678	898,709	696,744	771,935

Total Borrowings	975,263	1,537,516	972,964	994,879

Other Liabilities	59,758	70,845	81,326	77,572

Total Liabilities	6,904,661	7,265,216	6,846,193	7,043,551

Preferred Equity	—	—	—	—
Common Equity	770,761	739,627	769,050	761,550

Total Shareholders’ Equity	770,761	739,627	769,050	761,550

Total Liabilities & Equity	$7,675,422	$8,004,843	$7,615,243	$7,805,101

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	March 2010	March 2009	December 2009
Quarterly Share Data:

Earnings Per Share:
Basic	$0.40	$0.68	$0.40
Diluted	$0.40	$0.68	$0.40

Common Dividend Declared Per Share	$0.30	$0.29	$0.30

High Common Stock Price	$28.00	$33.64	$20.81
Low Common Stock Price	$20.15	$13.15	$16.39

Average Shares Outstanding (Net of Treasury Stock):
Basic	43,455,296	43,407,224	43,426,784
Diluted	43,534,435	43,465,298	43,460,382

Memorandum Items:

Income Tax Expense Applicable to Security Sales/Calls	$388	$57	$79

Common Dividends	$13,051	$12,594	$13,044

	March 2010	March 2009	December 2009
EOP Share Data:

Book Value Per Share	$17.68	$17.44	$17.53
Tangible Book Value Per Share	$10.41	$10.10	$10.24

52-week High Common Stock Price	$28.00	$42.00	$33.64
Date	03/23/10	09/19/08	01/02/09

52-week Low Common Stock Price	$16.39	$13.15	$13.15
Date	11/20/09	03/06/09	03/06/09

EOP Shares Outstanding (Net of Treasury Stock):	43,498,754	43,397,108	43,437,738

Memorandum Items:

EOP Employees (full-time equivalent)	1,465	1,512	1,477

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
March 2010	March 2009	December 2009
Selected Yields and Net Interest Margin:
Loans	5.32%	5.50%	5.43%
Investment Securities	4.97%	5.34%	4.76%
Money Market Investments/FFS	0.38%	0.45%	0.22%
Average Earning Assets Yield	5.05%	5.45%	5.06%
Interest-bearing Deposits	1.35%	2.08%	1.50%
Short-term Borrowings	0.05%	0.22%	0.06%
Long-term Borrowings	4.32%	4.15%	4.25%
Average Liability Costs	1.66%	2.19%	1.79%
Net Interest Spread	3.39%	3.26%	3.27%
Net Interest Margin	3.65%	3.56%	3.55%

Selected Financial Ratios:

Return on Average Common Equity	9.17%	16.25%	8.92%
Return on Average Assets	0.92%	1.50%	0.87%
Loan / Deposit Ratio	96.72%	105.56%	96.08%
Allowance for Loan Losses/ Loans, net of unearned income	1.22%	1.04%	1.18%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.26%	1.08%	1.22%
Nonaccrual Loans / Loans, net of unearned income	1.11%	0.67%	0.89%
90-Day Past Due Loans/ Loans, net of unearned income	0.18%	0.32%	0.35%
Non-performing Loans/ Loans, net of unearned income	1.29%	1.01%	1.26%
Non-performing Assets/ Total Assets	1.49%	1.16%	1.44%
Primary Capital Ratio	10.92%	10.21%	10.56%
Shareholders’ Equity Ratio	10.10%	9.48%	9.76%
Price / Book Ratio	1.48	x	0.99	x	1.14	x
Price / Earnings Ratio	16.38	x	6.32	x	12.90	x
Efficiency Ratio	53.34%	50.34%	51.65%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	March 2010	March 2009	December 2009
Asset Quality Data:

EOP Non-Accrual Loans	$62,449	$40,248	$50,856
EOP 90-Day Past Due Loans	9,959	19,214	20,314
EOP Restructured Loans	—	1,134	1,087

Total EOP Non-performing Loans	$72,408	$60,596	$72,257

EOP Other Real Estate & Assets Owned	41,179	31,768	40,058

Total EOP Non-performing Assets	$113,587	$92,364	$112,315

	Three Months Ended
	March 2010	March 2009	December 2009
Allowance for Credit Losses:(1)
Beginning Balance	$70,010	$63,603	$69,738
Provision Expense	6,868	8,028	6,719

	76,878	71,631	76,457
Gross Charge-offs	(6,935)	(7,351)	(6,709)
Recoveries	423	402	262

Net Charge-offs	(6,512)	(6,949)	(6,447)

Ending Balance	$70,366	$64,682	$70,010

Note: (1) Includes allowances for loan losses and lending-related commitments.